Exhibit 4(b)
Florida Power Corporation
d/b/a Progress Energy Florida, Inc.
OFFICER’S CERTIFICATE
     Thomas R. Sullivan, the Treasurer of Florida Power Corporation d/b/a Progress Energy Florida, Inc. (the “Company”), pursuant to the authority granted in the Board Resolutions dated December 7, 2005 and the Indenture, as defined herein, does hereby certify to J.P. Morgan Trust Company, National Association (the “Trustee”), as Trustee under the Indenture (For Debt Securities) of the Company, dated as of December 7, 2005 (as supplemented by this Officer’s Certificate, the “Indenture”), that he has authorized the issue and sale of Series A Floating Rate Senior Notes due 2008 (the “Senior Notes”) by the Company, and, in connection with such issuance, has determined, approved or appointed, as the case may be, the following:
1.	The notes of this series issued under the Indenture shall be designated “Series A Floating Rate Senior Notes due 2008.” The Form of Note is attached hereto as Exhibit A. All capitalized terms used in this certificate which are not defined herein shall have the meanings (if any) set forth in Exhibit A hereto; all capitalized terms used in this certificate which are not defined herein or in Exhibit A hereto shall have the meanings set forth in the Indenture.

2.	If not redeemed earlier pursuant to their terms, the Senior Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on November 14, 2008.

3.	The Senior Notes shall initially be issued as one or more Global Securities registered in the name of a nominee of The Depository Trust Company. The Senior Notes shall be issued in denominations of $1,000 and integral multiples thereof.

4.	The Senior Notes shall bear a floating rate of interest as provided in Exhibit A.

5.	The Senior Notes may be redeemed on June 13, 2006 or any Interest Payment Date thereafter as provided in Exhibit A.

6.	The Senior Notes shall not be subject to a sinking fund.

7.	Principal and interest will be payable initially at the Corporate Trust Office of J.P. Morgan Trust Company, National Association, presently located at 227 West Monroe Street, Suite 2600, Chicago, Illinois 60606, or such other offices or agencies of the Trustee maintained for such purposes from time to time, or at other office or agency designated by the Company from time to time.

8.	The Senior Notes will be subject to certain events of default and certain covenants as set forth in the Indenture and Exhibit A.

9.	The Trustee shall initially be J.P. Morgan Trust Company, National Association, the corporate trust office of which presently is located at 227 West Monroe Street, Suite 2600, Chicago, Illinois 60606.

10.	The Senior Notes shall be unsecured and unsubordinated obligations of the Company.

11.	Any further terms of the Senior Notes shall be as provided for in Exhibit A hereto and in the Indenture.
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     IN WITNESS WHEREOF, the undersigned Treasurer of the Company has executed this Certificate as of the 13th day of December, 2005.

/s/ Thomas R. sullivan
Thomas R. Sullivan, Treasurer

[Signature Page to Officer’s Certificate Establishing the Note]

Exhibit A
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO FLORIDA POWER CORPORATION D/B/A PROGRESS ENERGY FLORIDA, INC. (“THE COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SERIES A FLOATING RATE SENIOR NOTE DUE 2008 MAY, AS PROVIDED IN THE INDENTURE, BE EXCHANGED FOR SERIES A FLOATING RATE SENIOR NOTES DUE 2008 IN THE FORM OF DEFINITIVE CERTIFICATES OF LIKE TENOR AND OF AN EQUAL AGGREGATE PRINCIPAL AMOUNT, IN AUTHORIZED DENOMINATIONS, REGISTERED IN THE NAMES OF SUCH PERSONS AS THE DEPOSITARY SHALL INSTRUCT THE TRUSTEE, IF (I) THE DEPOSITARY GIVES NOTICE TO THE COMPANY OR TO THE TRUSTEE THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS, (II) THE DEPOSITARY CEASES TO BE ELIGIBLE UNDER THE INDENTURE AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS, (III) THE COMPANY DECIDES TO DISCONTINUE USE OF THE SYSTEM OF BOOK-ENTRY TRANSFERS THROUGH THE DEPOSITARY OR ITS SUCCESSOR OR (IV) AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, AND THE HOLDERS OF MORE THAN FIFTY PERCENT OF THE SERIES A FLOATING RATE SENIOR NOTES DUE 2008 DETERMINE THAT THE SERIES A FLOATING RATE SENIOR NOTES DUE 2008 WILL NO LONGER BE REPRESENTED BY A GLOBAL SECURITY. ANY SUCH EXCHANGE SHALL BE MADE UPON RECEIPT BY THE TRUSTEE OF AN OFFICER’S CERTIFICATE THEREFOR AND A WRITTEN INSTRUCTION FROM THE DEPOSITARY SETTING FORTH THE NAME OR NAMES IN WHICH THE TRUSTEE IS TO REGISTER SUCH SERIES A FLOATING RATE SENIOR NOTES DUE 2008 IN THE FORM OF DEFINITIVE CERTIFICATES.

FLORIDA POWER CORPORATION
d/b/a PROGRESS ENERGY FLORIDA, INC.
Series A Floating Rate Senior Note due 2008

No. R-1	$450,000,000
CUSIP No. 341099 CF 4
Florida Power Corporation d/b/a Progress Energy Florida, Inc., a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Four Hundred Fifty Million Dollars ($450,000,000) on November 14, 2008 and to pay interest thereon from December 13, 2005 or from the most recent Interest Payment Date with respect to which interest has been paid or duly provided for, quarterly on February 14, May 14, August 14, and November 14 in each year (each an “Interest Payment Date”), commencing February 14, 2006, at a floating rate of interest based on the Three-month LIBOR rate plus 0.40% and reset quarterly, calculated as described in the Indenture, until the principal hereof is paid or made available for payment, provided that any principal, and any such installment of interest, which is overdue shall bear interest at the rate of the Three-month LIBOR rate plus 0.40% and reset quarterly, calculated as described in the Indenture (to the extent that the payment of such interest shall be legally enforceable, up to a maximum of 12% per annum), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the fifteenth calendar day (whether or not a business day) prior to the applicable Interest Payment Date (i.e., January 30, April 29, July 30 or October 30, respectively); provided, however, that so long as the Senior Notes are registered in the name of DTC, its nominee or a successor depositary, the record date for interest payable on any Interest Payment Date shall be the close of business on the business day immediately preceding such Interest Payment Date for the Senior Notes so registered. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of (and premium if any) and such interest on this Senior Note will be made at the Corporate Trust Office of the Trustee or such other offices or agencies of the Trustee maintained for such purpose from time to time or at any other office or agency designated by the Company for such purpose, in such coin or currency of the United States of

America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of such interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register.
     The amount of interest payable for any period will be computed on the basis of a 360-day year and the actual number of days elapsed in each quarterly interest period. If any Interest Payment Date (other than the Stated Maturity) for the Senior Notes falls on a day that is not a Business Day at any Place of Payment, the Interest Payment Date will be postponed to the next succeeding Business Day at such Place of Payment, except if that Business Day is in the next succeeding calendar month, the interest payment date will be the immediately preceding Business Day. If the Stated Maturity or any Redemption Date for the Senior Notes falls on a day that is not a Business Day at any Place of Payment, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Stated Maturity or Redemption Date. A “Business Day,” when used with respect to a Place of Payment or any other particular location specified in the Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed.
     Principal of the Senior Notes will be paid at Stated Maturity or the Redemption Date, upon presentation of the Senior Notes at the office of the Trustee, as the paying agent. The Company may, at its discretion, appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer.
     Reference is hereby made to the further provisions of this Senior Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed co-authenticating agent referred to below by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
     Dated: December 13, 2005

FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC.

By:
[SEAL]		Thomas R. Sullivan
Treasurer

Attest:

Arlene S. Graves
Assistant Secretary
[Signature Page of the Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Senior Notes of the series designated herein referred to in the within-mentioned Indenture.
     Dated: December 13, 2005

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Name:

Authorized Representative

[Reverse of Series A Floating Rate Senior Note due 2008]
     This Senior Note is one of the duly authorized issue of securities of the Company of the series designated on the face hereof (herein called the “Senior Notes”), issued and to be issued in one or more series under an Indenture (For Debt Securities), dated as of December 7, 2005 (herein, together with any amendments thereto, called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and J.P. Morgan Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on December 13, 2005, creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.
     The Senior Notes are unsecured and unsubordinated obligations of the Company and rank equally with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding. The Company may, from time to time, without the consent of the Holder of this Senior Note, provide for the issuance of Senior Notes or other Debt Securities under the Indenture in addition to this Senior Note.
     The Senior Notes will not be entitled to the benefit of any sinking fund.
Events of Default
     If an Event of a Default with respect to the Senior Notes of this series shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in a manner and with the effect provided in the Indenture.
Form and Denomination
     The Senior Notes will initially be represented by one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC” or “the Depositary”) and registered in the name of a nominee of the Depositary. The Senior Notes will be sold only in multiples of $1,000.
Interest Rate and Calculation
     The Senior Note of this series will bear interest from the date of original issuance at the rates determined by the calculation agent as described below. Interest on the Senior Notes will be payable quarterly, in arrears, on February 14, May 14, August 14, and November 14 of each year, beginning on February 14, 2006, to the holders of record at the close of business on the fifteenth calendar day (whether or not a business day) prior to the applicable interest payment date (i.e., January 30, April 29, July 30 or October 30, respectively); provided, however, that so long as the Senior Notes are registered in the name of DTC, its nominee or a successor depositary, the record date for interest payable on any interest payment date shall be the close of business on the business day immediately preceding such interest payment date for the Senior Notes so registered.
     The interest rate applicable during the quarterly interest period will be equal to the Three-month LIBOR Rate (as defined below) as of the Interest Determination Date, plus 0.40%. Interest on the Senior Notes will be reset on each interest payment date (each of these dates is called an “interest reset date”), beginning on February 14, 2006. The interest rate on the Senior Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application; provided however, that in no event shall the rate of interest on the Senior Notes exceed 12% per annum.
     “Three-month LIBOR Rate” means the rate for deposits in U.S. dollars for the three-month period commencing on the applicable interest reset date which appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on the applicable Interest Determination Date. If this rate does not appear on Telerate Page 3750, the calculation agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the calculation agent) at approximately 11:00 a.m., London time, on the applicable Interest Determination Date to prime banks in the London interbank market for a period of three months commencing on that interest reset date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the calculation agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided, the rate for that interest reset date will be the arithmetic mean of the quotations, and, if fewer than two quotations are provided as requested, the rate for that interest reset date will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the applicable Interest Determination Date for loans in U.S. dollars to leading European banks for a period of three months commencing on that interest reset date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if fewer than three banks selected by the calculation agent are quoting rates, the interest rate for the applicable interest period will be the same as the interest rate for the immediately preceding period.
     “Telerate Page 3750” means the display page so designated on the Moneyline Telerate, Inc. (or such other page as may replace such page on that service or any successor service for the purpose of displaying London interbank offered rates of major banks).
     “Interest Determination Date” means, with respect to any interest reset date, the second London banking day prior to the applicable interest reset date; provided that the initial Interest Determination Date shall be December 9, 2005.
     A London banking day is any business day in which dealings in U.S. dollars are transacted in the London interbank market.
     The calculation agent will, upon the request of the holder of any Senior Note, provide the interest rate then in effect. Under a Calculation Agency Agreement between the Company and J.P. Morgan Trust Company, National Association, the Trustee under the Indenture will also serve as the calculation agent until such time as the Company appoints a successor calculation agent. All calculations made by the calculation agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the holders of the Senior Notes. The Company may, in its sole discretion, appoint a successor calculation agent.
     All percentages resulting from any calculation of the interest rate with respect to the Senior Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (for example, 9.876545% (or  .09876545) being rounded to 9.87655% (or  .0987655) and 9.876544% (or  .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).
Optional Redemption
     The Company may, at its option, redeem the Senior Notes of this series in whole or in part on June 13, 2006 or any interest payment date thereafter at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest to the Redemption Date. If the Company elects to redeem any Senior Notes, it will notify the Trustee of its election at least 45 days prior to the Redemption Date, or a shorter period acceptable to the Trustee.
     So long as the Senior Notes are registered in the name of DTC, its nominee or a successor depositary, if the Company elects to redeem less than all of the Senior Notes, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant, as defined in the Prospectus Supplement, in the Senior Notes to be redeemed. At all other times, the Trustee shall draw by lot, in such manner as it deems appropriate, the particular Senior Notes, or portions of them, to be redeemed. Notice of redemption shall be given by mail not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Senior Notes to be redeemed, which, as long as the Senior Notes are held in the book-entry only system, will be DTC, its nominee or a successor depositary. On and after the Redemption Date (unless the Company defaults in the payment of the redemption price and interest accrued thereon to such date), interest on the Senior Notes, or the portions of them so called for redemption, shall cease to accrue.
Certain Indenture Provisions
     The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of any of the Debt Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a specified percentage in aggregate principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.
     As provided in and subject to the provisions of the Indenture, a Holder of Debt Securities shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of this series, the Holders of not less than a specified percentage in aggregate principal amount of the Debt Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Debt Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Senior Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Senior Note, subject to the provisions for satisfaction and discharge in Article Seven of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.
     The Indenture permits the Company, by irrevocably depositing, in amounts and maturities sufficient to pay and discharge at the Stated Maturity or Redemption Date, as the case may be, the entire indebtedness on all Outstanding Notes, cash or U.S. Government Obligations with the Trustee in trust solely for the benefit of the Holders of all Outstanding Notes, to defease the Indenture with respect to such Notes, and upon such deposit the Company shall be deemed to have paid and discharged its entire indebtedness on such Notes. Thereafter, Holders would be able to look only to such trust fund for payment of principal and interest at the Stated Maturity or Redemption Date, as the case may be.
     The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Senior Notes is registrable in the Debt Security Register, upon surrender of a Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other offices or agencies of the Trustee from time to time designated for such purpose, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     All undefined terms used in this Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.